Exhibit 8.1

Subsidiaries of the registrant

No.	Company name in English	Jurisdiction of Incorporation
1	Nidec America Corporation	U.S.A
2	Nidec Electronics GmbH	Germany
3	Nidec Electronics (Thailand) Co., Ltd.	Thailand
4	Nidec Precision (Thailand) Co., Ltd.	Thailand
5	SC WADO Co., Ltd.	Thailand
6	Nidec (Dalian) Limited	China
7	Shanghai Nidec Automotive Electric Motors Limited	China
8	Nidec Taiwan Corporation	Taiwan
9	Nidec Singapore Pte. Ltd.	Singapore
10	P.T. Nidec Indonesia	Indonesia
11	Nidec (H.K.) Co., Ltd.	Hong Kong
12	Nidec (Shenzhen) Co., Ltd.	China
13	Nidec Philippines Corporation	Philippines
14	Nidec Precision Philippines Corporation	Philippines
15	Nidec Subic Philippines Corporation	Philippines
16	Nidec Korea Corporation	Korea
17	Nidec-Kyori Corporation	Japan
18	Nidec-Kyori (Shanghai) Machinery Corporation	China
19	Nidec-Kyori (Zhejiang) Machinery Corporation	China
20	Nidec Machinery Corporation	Japan
21	Nidec Machinery (Thailand) Co., Ltd.	Thailand
22	Nidec Machinery (Zhejiang) Corporation	China
23	Nidec Total Service Corporation	Japan
24	Nidec Total Service (Zhejiang) Corporation	China
25	Nidec Techno Motor Holdings Corporation	Japan
26	Nidec Power Motor Corporation	Japan
27	Nidec Seiko Corporation	Japan
28	Nidec Power Motor (Shanghai) International Trading Co., Ltd.	China
29	Nidec Sole Motor Corporation S.R.L.	Italy
30	Nidec Sole Motor Hungary K.F.T.	Hungary
31	Nidec-Shimpo Corporation	Japan
32	Nidec-Read Corporation	Japan
33	Nidec-Read Taiwan Corporation	Taiwan
34	Nidec-Read (Shanghai) International Trading Co., Ltd.	China
35	Nidec-Read Korea Corporation	Korea
36	Nidec-Shimpo America Corporation	U.S.A
37	Shimpo Drives Incorporation	U.S.A
38	Nidec-Shimpo Philippines Corporation	Philippines

Exhibit 8.1

No.	Company name in English	Jurisdiction of Incorporation
39	Nidec-Shimpo (Shanghai) International Trading Co., Ltd.	China
40	Nidec-Shimpo (Zhejiang) Corporation	China
41	Nidec-Shimpo (H.K.) Co., Ltd.	Hong Kong
42	Nidec Tosok Corporation	Japan
43	Nidec Tosok (Vietnam) Co., Ltd.	Vietnam
44	Nidec Tosok (Shanghai) Co., Ltd.	China
45	Nidec Tosok System Engineering (Zhejiang) Corporation	China
46	Nidec Tosok Akiba (Vietnam) Co., Ltd.	Vietnam
47	Nidec Copal Corporation	Japan
48	Nidec Copal Philippines Corporation	Philippines
49	Nidec Copal (Vietnam) Co., Ltd.	Vietnam
50	Nidec Copal (Malaysia) Sdn. Bhd.	Malaysia
51	Nidec Copal Precision Parts Corporation	Japan
52	Nidec Copal (Thailand) Co., Ltd.	Thailand
53	Copal Optical and Electronic Machinery (Shanghai) Co., Ltd.	China
54	Nidec Copal (U.S.A) Corporation	U.S.A
55	Nidec Copal Hong Kong Co., Ltd.	Hong Kong
56	Nidec Copal (Zhejiang) Co., Ltd.	China
57	Copal Yamada Corporation	Japan
58	Copal Yamada (Vietnam) Co., Ltd.	Vietnam
59	Nidec Copal Electronics Corporation	Japan
60	Nidec Copal Electronics, Inc.	U.S.A
61	Nidec Copal Electronics GmbH	Germany
62	Globa Service Inc.	Japan
63	Globa Sales Co., Ltd.	Japan
64	Kansai Globa Sales Co., Ltd.	Japan
65	Nidec Copal Electronics (Shanghai) Co., Ltd.	China
66	Nidec Copal Electronics (Korea) Co., Ltd.	Korea
67	Nidec Copal Electronics (Zhejiang) Co., Ltd.	China
68	Nidec Copal Electronics Singapore Pte. Ltd.	Singapore
69	Fujisoku Corporation	Japan
70	Nidec Shibaura Corporation	Japan
71	Nidec Shibaura (Zhejiang) Co., Ltd.	China
72	Nidec Shibaura Electronics (Thailand) Co., Ltd.	Thailand
73	Nidec Shibaura (H.K.) Limited	Hong Kong
74	Nidec (Zhejiang) Corporation	China
75	Nidec (Dongguan) Limited	China
76	Nidec Automobile Motor (Zhejiang) Corporation	China
77	Nidec (New Territories) Co., Ltd.	China
78	Nidec (Shanghai) International Trading Co., Ltd.	China
79	Nidec Vietnam Corporation	Vietnam

Exhibit 8.1

No.	Company name in English	Jurisdiction of Incorporation
80	Nidec Bearing (Zhejiang) Corporation	China
81	Nidec Bearing (Thailand) Co., Ltd.	Thailand
82	Nidec Sankyo Corporation	Japan
83	Nidec Logistics Corporation	Japan
84	Nidec Logistics Consulting (Pinghu) Corporation	China
85	Nidec Logistics Singapore Pte. Ltd.	Singapore
86	Nidec Logistics (H.K.) Co., Limited	Hong Kong
87	Nidec Sankyo Service engineering Corporation	Japan
88	Nidec Sankyo Shoji Corporation	Japan
89	Nidec Sankyo Music Box Corporation	Japan
90	Nidec Sankyo America Corporation	U.S.A
91	Nidec Sankyo Taiwan Corporation	Taiwan
92	Nidec Sankyo Singapore Pte. Ltd.	Singapore
93	Nidec Sankyo (Zhejiang) Corporation	China
94	Nidec Sankyo Vietnam Corporation	Vietnam
95	Nidec Sankyo (Fuzhou) Corporation	China
96	Nidec Sankyo Electronics (Shanghai) Corporation	China
97	Nidec Sankyo (H.K.) Co., Ltd.	Hong Kong
98	Nidec Sankyo Electronics (Shaoguan) Co., Ltd.	China
99	Nidec Sankyo Electronics (Shenzhen) Corporation	China
100	Nidec Sankyo Europe GmbH	Germany
101	Nidec Sankyo Electronics (Dongguan) Corporation	China
102	Nidec Nissin Corporation	Japan
103	Nidec Nissin Tohoku Corporation	Japan
104	Nidec Nissin (H.K.) Co., Ltd.	Hong Kong
105	Nidec Nissin (Dongguan) Corporation	China
106	Nidec Nissin Vietnam Corporation	Vietnam
107	P.T. Nidec Nissin Indonesia	Indonesia
108	Nidec Nissin (Dalian) Corporation	China
109	Nidec Pigeon Corporation	Japan
110	Nidec Pigeon (H.K.) Co., Ltd.	Hong Kong
111	Nidec Motors & Actuators	France
112	Nidec Motors & Actuators (Germany) GmbH	Germany
113	NMA Property Verwaltungsgesellschaft mbH	Germany
114	Nidec Motors & Actuators (Poland) Sp.Z o.o.	Poland
115	Nidec Motors & Actuators (Spain) S.A.	Spain
116	Nidec Motors & Actuators (USA) Inc.	U.S.A
117	Nidec Motors & Actuators (Mexico) S. de R.L. de C.V.	Mexico
118	Nidec Brilliant Co., Ltd.	Singapore
119	Nidec BMS Pte. Ltd.	Singapore
120	BG Casting Pte. Ltd.	Singapore

Exhibit 8.1

No.	Company name in English	Jurisdiction of Incorporation
121	Nidec Legend Pte. Ltd.	Singapore
122	PT Brilliant Precision	Indonesia
123	PT Pacific Coatings Batam	Indonesia
124	Nidec Brilliant (Thailand) Co., Ltd.	Thailand
125	Nidec Brilliant Precision (Thailand) Co., Ltd.	Thailand
126	Nidec Brilliant (Suzhou) Co., Ltd.	China
127	Brilliant Technology (Suzhou) Co., Ltd.	China
128	Nidec BMS (Suzhou) Co., Ltd.	China
129	Brilliant Magnesium Pte. Ltd.	Singapore
130	Brilliant Precision Manufacturing Sdn. Bhd.	Malaysia
131	Taima Casting Sdn. Bhd.	Malaysia
132	Nidec Servo Corporation	Japan
133	Nidec Servo Hotaka Corporation	Japan
134	Japan Servo Motors Singapore Pte, Ltd	Singapore
135	PT. Japan Servo Batam	Indonesia
136	Nidec Servo America Corporation	U.S.A
137	Nidec Servo (Hong Kong) Co., Limited	Hong Kong
138	Nidec Servo (Changzhou) Corporation	China
139	Japan Servo Europe GmbH	Germany
140	Nidec Servo Vietnam Corporation	Vietnam
141	Nidec Servo Europe B.V.	Netherlands